UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53175	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. (which is referred to below as the “Company”) is making this report in accordance with Item 8.01 of Form 8-K.

Item 8.01. Other Events.

The Company’s Board of Directors has approved a reduction in the Company’s annual distribution rate from $0.55 to $0.4675 per common share. The decreased distribution rate will be effective for the planned April 15, 2013 distribution. The distribution will continue to be paid monthly.

Also, the Company announced that, during 2013, it plans to continue to redeem under its Unit Redemption Program at a level that matches anticipated proceeds under the Company’s Dividend Reinvestment Program (DRIP), which is the intended source of funding for the Unit Redemption Program. Since requests for redemptions continue to exceed the planned redemptions, the Company will continue to make redemptions on a pro-rata basis as outlined in the Unit Redemption Program. The Board of Directors, in its sole discretion, may choose to suspend or terminate the Unit Redemption Program or to change the number of Units purchased under the Unit Redemption Program if the Board of Directors determines that the funds otherwise available to fund the Unit Redemption Program are needed for other purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

:	By	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

March 4, 2013